Filed pursuant to Rule 424(b)(5)

Registration No. 333-251652

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 4, 2021)

Up to $75,000,000

Common Stock

Sanara MedTech Inc.

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) relating to shares of our common stock, $0.001 par value per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through Cantor Fitzgerald, acting as sales agent.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “SMTI.” On February 23, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $41.39 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Cantor Fitzgerald is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cantor Fitzgerald for sales of common stock sold pursuant to the Sales Agreement will be at a fixed commission rate of 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor Fitzgerald with respect to certain civil liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-14 of this prospectus supplement and page 4 of the accompanying prospectus and the risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 24, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

General

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or document incorporated by reference herein or therein. Neither we nor Cantor Fitzgerald have authorized anyone to provide you with different or additional information. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or document incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, financial data included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus reflects the business and operations of Sanara MedTech Inc. and its consolidated subsidiaries and all references herein to “Sanara MedTech Inc.,” “Sanara MedTech,” “Sanara,” the “Company,” “we,” “our” or “us” refer to Sanara MedTech Inc. and its consolidated subsidiaries.

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Industry and Market Data

Unless otherwise indicated, information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus concerning our industry, our market share and the markets that we serve is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts) and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets that we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any such information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

Trademarks, Trade Names and Service Marks

Sanara, Sanara MedTech, our logo and other trademarks or service marks appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are the property of Sanara MedTech Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are without the ®, ™ or other applicable symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain significant aspects of our business and this offering and is a summary of information contained elsewhere in this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf and the information incorporated by reference herein and therein carefully, including the section titled “Risk Factors” and our financial statements and related notes thereto, before making an investment decision.

Overview

We are a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skin care markets. Each of our products, services, and technologies contributes to our overall goal of achieving better clinical outcomes at a lower overall cost for patients regardless of where they receive care. We strive to be one of the most innovative and comprehensive providers of effective surgical, wound and skin care solutions and are continually seeking to expand our offerings for patients requiring treatments across the entire continuum of care in the United States.

We currently market several products across surgical and chronic wound care applications and have multiple products in our pipeline. We currently license certain of our products from Applied Nutritionals, LLC (“AN”) (through a sublicense with CGI Cellerate RX, LLC (“CGI Cellerate RX”), an affiliate of The Catalyst Group, Inc. (“Catalyst”)) and Rochal Industries, LLC (“Rochal”) and have the right to exclusively distribute certain products manufactured by Cook Biotech Inc. (“Cook Biotech”). In addition, through Scendia Biologics, LLC (“Scendia”), we license our products from multiple manufacturers.

In July 2021, we acquired certain assets from Rochal, including, among others, intellectual property, four U.S. Food and Drug Administration (“FDA”) 510(k) clearances, rights to license certain products and technologies currently under development, equipment and supplies. As a result of the asset purchase, our pipeline now contains product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement and cell compatible substrates. Since our acquisition of assets from Rochal, we have been developing additional products in our own product pipeline.

In April 2022, we entered into a merger agreement through which Precision Healing Inc. (“Precision Healing”) became a wholly owned subsidiary of the Company. Precision Healing is developing a diagnostic imager and lateral flow assay (“LFA”) for assessing a patient’s wound and skin conditions. This comprehensive wound and skin assessment technology is designed to quantify biochemical markers to determine the trajectory of a wound’s condition to enable better diagnosis and treatment protocol. We plan to submit a 510(k) premarket notification for the Precision Healing diagnostic imager in 2023. We also plan to submit a 510(k) premarket notification for the Precision Healing LFA in 2023.

In July 2022, we entered into a membership interest purchase agreement with Scendia and Ryan Phillips (the “Seller”) pursuant to which we acquired 100% of the issued and outstanding membership interests in Scendia from the Seller. Since our acquisition of Scendia, we have been selling a full line of regenerative and orthobiologic technologies including (i) TEXAGEN Amniotic Membrane Allograft (“TEXAGEN”), (ii) BiFORM Bioactive Moldable Matrix (“BiFORM”), (iii) AMPLIFY Verified Inductive Bone Matrix (“AMPLIFY”) and (iv) ALLOCYTE Advanced Cellular Bone Matrix (“ALLOCYTE”).

In November 2022, we established a partnership with InfuSystem Holdings, Inc. (“InfuSystem”) focused on delivering a complete wound care solution targeted at improving patient outcomes, lowering the cost of care, and increasing patient and provider satisfaction. The partnership is expected to enable InfuSystem to offer innovative products, including Cork Medical, LLC’s negative pressure wound therapy devices and supplies, and our advanced wound care product line and associated services to new customers.

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Comprehensive Value-Based Care Strategy

In June 2020, we formed a subsidiary, United Wound and Skin Solutions, LLC (“UWSS” or “WounDerm”), to hold certain investments and operations in wound and skin care virtual consult services. Through WounDerm, we plan to offer a comprehensive wound and skin care solution and partner with value-based care providers with the dual goal of lowering the cost to treat wounds while improving clinical outcomes.

Our comprehensive solution consists of four key components: diagnostics, virtual consult services for wound care and dermatology, proprietary efficacious products, and a wound care and dermatology specific electronic medical record (“EMR”) and mobile application. We expect these components will work synergistically to allow clinicians to analyze and treat wound and dermatology conditions more efficiently than the current standard of care:

●	Diagnostics – Our proprietary imager and LFA currently under development, which we recently acquired from Precision Healing, are designed to quantify key biomarkers that dictate the trajectory of wound healing and identify deficiencies to aid in treatment. Ultimately, we believe that our diagnostics will lead to treatment algorithms based on the data collected by the Precision Healing technology.

●	Virtual Consult Services – Through our exclusive affiliation with Direct Dermatology Inc., we can offer virtual consult services for wound care and dermatology provided by experienced, specialized physicians and clinicians.

●	Proprietary Products – We currently offer products for improving patient outcomes by addressing conditions that impact wound healing. We are currently conducting multiple studies to prove the efficacy of our products while developing and exploring new products and opportunities in our six focus areas of (1) debridement, (2) biofilm removal, (3) hydrolyzed collagen, (4) advanced biologics, (5) negative pressure wound therapy products and (6) the oxygen delivery system segment of the wound and skin care market.

●	EMR and Mobile Application – Our EMR and mobile application were developed specifically for wound care and dermatology. We are currently developing the capability for the EMR and mobile application to offer wound tracking analytics, recommended treatments and decision support, and automated referrals.

We believe that by offering a proprietary comprehensive solution for wound care and dermatology, we will be a value-added partner for providers in value-based care programs, such as Medicare Advantage and other risk-based contracts.

Market Scale

A study by a physician at the Department of Surgery for the Indiana University Health Comprehensive Wound Center found that approximately 8.2 million patients suffer from surgical and chronic wounds each year in the United States. Furthermore, according to an article published by the American College of Surgeons and Surgical Infection Society, in the United States, the annual treatment cost projections for all wounds is approximately $28 billion with the estimated annual cost of surgical site infections ranging from $3.5 billion to $10 billion. Looking at the target markets for our specific products, according to SmartTRAK Advanced Wound Care, the U.S. advanced dressings market is estimated to be $1.3 billion and the U.S. wound biologics market is estimated to be $2 billion. The U.S. teledermatology market alone is estimated to grow from $5 billion in 2019 to $45 billion by 2027 according to a research report by Fortune Business Insights.

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Summary of Our Product, Service and Technology Offerings and Development Programs

We are committed to developing and commercializing innovative products that address the challenges physicians face in diagnosing and treating wound and skin care ailments. The following table sets forth our product and services portfolio:

Our surgical products, CellerateRX Surgical Activated Collagen (Powder and Gel) (collectively, “CellerateRX Surgical”), TEXAGEN, BiFORM, AMPLIFY and ALLOCYTE, FORTIFY TRG Tissue Repair Graft, and FORTIFY FLOWABLE Extracellular Matrix are used in a wide range of surgical specialties to help promote patient healing and reduce the risk of complications. CellerateRX Surgical products, TEXAGEN products, FORTIFY TRG Tissues Repair Graft, and FORTIFY FLOWABLE Extracellular Matrix are used in specialties including cardiothoracic, colorectal, general surgery, hand, head and neck, high-risk obstetrics and gynecology, Mohs surgery, neurosurgery, oncology, orthopedic (hip and knee, sports, spine, joint, foot and ankle, ortho trauma and ortho oncology), plastic/reconstructive, podiatric, urology, and vascular. BiFORM, AMPLIFY, and ALLOCYTE are used in orthopedic specialties including hip and knee, sports, spine, joint, foot and ankle, ortho trauma and ortho oncology. Currently, substantially all of our revenue is derived from the sale of surgical products.

S-5

In 2021 we launched FORTIFY TRG Tissue Repair Graft and FORTIFY FLOWABLE Extracellular Matrix, which we license from Cook Biotech. FORTIFY TRG Tissue Repair Graft and FORTIFY FLOWABLE Extracellular Matrix, are currently 510(k) cleared for use in the surgical segment. We believe that both products are a complementary offering to CellerateRX Surgical, and we are working to increase both the number of contract opportunities and facility approvals to drive further sales growth.

In July 2022, through the acquisition of Scendia, we expanded our surgical product offerings to include regenerative and orthobiologic technologies. We chose to focus our sales and marketing on four products: TEXAGEN, BiFORM, AMPLIFY, and ALLOCYTE. As part of the integration of Scendia into Sanara, we are continuing to work to add facility approvals for these products.

Our chronic wound care products, HYCOL Hydrolyzed Collagen (Powder and Gel) (collectively, “HYCOL”), BIAKŌS Antimicrobial Skin and Wound Cleanser (“BIAKŌS AWC”) and BIAKŌS Antimicrobial Wound Gel (“BIAKŌS AWG”), are targeted for use across the post-acute continuum of care, including home health, hospice, physician offices, podiatrists, retail, skilled nursing facilities (“SNFs”), and wound care clinics. Our chronic wound care products can be used on stage I-IV pressure ulcers, diabetic foot ulcers (“DFUs”), venous stasis, arterial, post-surgical wounds, first- and second-degree burns and donor sites. BIAKŌS AWC is also available in an irrigation bottle (BIAKŌS Antimicrobial Skin and Wound Irrigation Solution) that can be used in conjunction with negative pressure wound therapy instillation and dwell and other wound irrigation needs.

Further, we have a robust pipeline of products under development for the surgical and chronic wound care markets. Over the next few years, we expect to introduce the following wound care and surgical products:

We believe our pipeline efforts will deepen our comprehensive portfolio of offerings as well as allow us to address additional clinical applications.

Our WounDerm technology-based services include an EMR software platform for both wound and skin conditions, wound and skin virtual consult services (through Direct Dermatology Inc.) and diagnostic products and services for chronic wounds through Precision Healing. Following the anticipated launch of WounDerm, we expect to be able to provide wound treatment solutions for patients across the entire acute and post-acute continuum of care.

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Strategy

●	Drive additional market penetration as well as geographic expansion for our products. While our primary markets for sales of our surgical products have historically been regional in nature, we are actively working to expand our geographic footprint across the entire United States. We also intend to leverage our comprehensive product, services and technology-based offerings portfolio and relationships with key constituents to deepen our presence in the chronic wound and skin care markets. We believe the breadth and flexibility of the products we offer allow us to address a wide variety of surgical site needs, wound types and sizes and offer significant new opportunities for sales growth. In addition, we believe that as we continue to offer new products, services and technology-based offerings, our salesforce’s ability to reach additional customers in new and existing geographic regions while penetrating further in existing customer accounts will be enhanced.

●	Launch new innovative products. We are actively developing additional proprietary products for the surgical and chronic wound and skin care markets. We expect these products and services to deepen our portfolio of technologies to improve surgical site outcomes and treat chronic wounds. We are focused on offering additional products and services that are more efficacious than competing products and services and provide a stronger value proposition (lower total cost to heal and less time to heal, leading to reduced costs to the healthcare system).

●	Capture patients throughout the entire continuum of care. We intend to continue expanding our platform to aid in treating wound and skin care patients as they progress through the healing process in all care settings. We formed WounDerm to hold certain investments in technologies and operations in wound and skin care virtual consult services. We believe our service offerings will allow us to collect and analyze large amounts of data on patient conditions and outcomes that will improve treatment protocols and ultimately lead to more evidence-based healing formularies to improve outcomes in the future. We anticipate that this data will also enable us to participate in the creation of new standards of care that promote patient compliance and enable direct dialogue between patients, clinicians and payors, resulting in greater satisfaction for patients, their caregivers, clinicians and payors.

S-7

●	Seek and establish partnerships and product, services and/or technology acquisitions. We plan to continue to seek and establish partnerships in the United States and internationally to provide innovative products, services, and technologies. We believe that partnerships will be a key driver of our growth in the future. We also intend to selectively pursue acquisitions of businesses and technologies that complement our existing strategy and footprint.

●	Seek and establish partnerships with Medicare Advantage, at-risk payors, and other types of healthcare at-risk models. We believe we have assembled the products, services and technologies to offer a comprehensive strategy to help improve outcomes and lower wound care costs across the continuum of care. Looking ahead, we plan to leverage these capabilities to partner with value-based care models to aid in the treatment of their wound care patients who currently are a significant cost for the healthcare system and challenging population to heal.

Competitive Strengths

●	Attractive markets for surgical and chronic wound care. We believe the surgical and chronic wound care markets will continue to see accelerated growth given favorable global tailwinds that include an aging population, increasing costs of health care, recognition of difficult-to-treat infection threats such as biofilms, and the increasing prevalence of diabetes and obesity. We believe there will be growing adoption of our products due to their clinical efficacy and cost effectiveness for all key constituents compared to traditional wound care products.

●	Comprehensive solution for improved wound care outcomes. We are dedicated to offering a comprehensive portfolio of products, services and technologies to improve wound care treatment outcomes. We believe we are the only company that will be able to provide a comprehensive solution for wound care which includes a wound and skin specific EMR, virtual consult services with expert wound care providers and dermatologists, propriety diagnostics, and highly efficacious proprietary products allowing us to effectively treat wound care patients in any care setting.

●	Wound care products for all care settings. Our wound care product portfolio allows clinicians to personalize solutions to meet the needs of individual wound care patients in all care settings including acute (hospitals and long-term acute care hospitals) and post-acute (wound care clinics, physician offices, SNFs, home health, hospice, podiatrists and retail).

●	Innovative pipeline and proven clinical performance. We have a robust pipeline of surgical and chronic wound and skin care products that we expect to market in the near term. We believe the efficacy of our offerings, will be proven via statistically significant collected and analyzed clinical and health economic outcomes data, resulting in expanded adoption of our products at a lower overall cost to payors.

●	Proven executive leadership team with a long-term track record of value creation. We are led by a dedicated and seasoned management team with significant industry experience who have successfully executed our strategic implementation to date by launching new products and technologies through investment in new areas of growth. We believe our management has the vision and experience to implement our future growth strategy.

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Market Opportunities for Our Products, Services and Technology-Based Offerings

According to a study published by the Value in Health journal, roughly 15% of the Medicare beneficiary population has chronic nonhealing wounds. Chronic wounds do not advance through the phases of healing in a normal progression and do not show significant progress toward healing in 30 days. Factors contributing to the chronicity of the wound may include pressure/friction, trauma, insufficient blood flow and oxygenation in locations such as the lower extremities, increased bacterial load, excessive proteases, degraded growth factors, matrix metalloproteinases, senescent/aberrant cells or inappropriate treatment. Examples of chronic wounds include DFUs, venous leg ulcers (“VLUs”), arterial ulcers, pressure ulcers and hard-to-heal surgical/traumatic wounds. In each of the various wound types, the presence of biofilms is a frequent cause for chronification of wounds and the removal of biofilms is a crucial step to commence healing. Biofilms need to be eradicated to prevent further deterioration of the wound that may result in additional negative patient outcomes. If not effectively treated, these wounds can lead to potentially severe complications, including further infection, osteomyelitis, fasciitis, amputation and increased mortality. Chronic wounds are primarily seen in the elderly population. For example, a 2019 study published in Advances in Wound Care reported that in the United States, 3% of the population over the age of 65 had open wounds. According to the same study, in 2020, the U.S. government estimated that the elderly population totaled 55 million people, suggesting that chronic wounds will continue to be an increasingly persistent problem in this population. Four common chronic and other hard-to-heal wounds are:

●	Surgical/traumatic wounds. Surgical wounds form as a result of various types of surgical procedures such as investigative or corrective, minor or major, open (traditional) or minimal access surgery, elective or emergency, and incisions (simple cuts) or excision (removal of tissue), among others. Traumatic wounds form as a result of cuts, lacerations or puncture wounds, which have caused damage to the skin and underlying tissue. Severe traumatic wounds may require surgical intervention to close the wound and stabilize the patient. Surgical/traumatic hard-to-heal wounds develop for various reasons, such as local surgical complications, suboptimal closure techniques, presence of foreign materials, exposed bones or tendons and infection. In the United States, millions of people receive post-surgical wound care annually, and the typical operative patient has comorbidities that create challenges with post-operative wound healing.

●	Diabetic Foot Ulcers. Diabetes can lead to a reduction in blood flow, which can cause patients to lose sensation in their feet and may prevent them from noticing injuries, sometimes leading to the development of DFUs, which are open sores or ulcers on the feet that may take several weeks to heal, if ever. According to the 2020 National Diabetes Statistics Report by the Center for Disease Control and Prevention, in the United States alone, over 34 million people, or approximately 10% of the population, suffer from diabetes, a chronic, life-threatening disease.

●	Venous Leg Ulcers. VLUs develop as a result of vascular insufficiency, or the inability for the vasculature of the leg to return blood back toward the heart properly and, according to a 2013 report published by the International Journal of Tissue Repair and Regeneration, VLUs affect approximately 600,000 people per year in the United States alone. These ulcers usually form on the sides of the lower leg, above the ankle and below the calf, and are slow to heal and often recur if preventative steps are not taken. The risk of venous ulcers can be increased as a result of a blood clot forming in the deep veins of the legs, obesity, smoking, lack of physical activity or work that requires many hours of standing.

●	Pressure Ulcers. Pressure ulcers, also known as decubitus ulcers or bed sores, are injuries to skin and underlying tissue resulting from prolonged pressure, or pressure in combination with shear or friction. Constant pressure on an area of skin reduces blood supply to the area and over time can cause the skin to break down and form an open ulcer. These often occur in patients who are hospitalized or confined to a chair or bed and most often form on the skin over bony areas, where there is little cushion between the bone and the skin, such as heels, ankles, hips and the tailbone. Annually, 2.5 million pressure ulcers are treated in the United States in acute care facilities alone, according to a 2006 study published in the Journal of the American Medical Association.

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Recent Published Studies on CellerateRX

CellerateRX Surgical is a medical hydrolysate of Type I bovine collagen indicated for the management of surgical, traumatic, and partial- and full-thickness wounds as well as first- and second-degree burns. CellerateRX Surgical is sterilized, packaged and designed, specifically for use in the operating room (or sterile field), including additional sterility validation. It can be applied in the operating room to surgical wounds that may result from a wide variety of surgical procedures to support the wound healing environment.

Several research findings involving CellerateRX Surgical powder have been noted in scientific literature. For example, in November 2021, Dr. William Hotchkiss published a retrospective study of 154 patients in JSM Neurosurgery and Spine, in which patients underwent spinal surgery and CellerateRX Surgical was utilized in the surgical wound. The study found a lower wound dehiscence rate in a high-risk patient population, when compared to previously published wound complication rates in the literature. Another retrospective case study regarding the use of CellerateRX was recently published by Dr. Alex Gitelman in November 2022. This study of 54 patients undergoing spinal surgery demonstrated no incidence of surgical wound complication. Lastly, an oral presentation given at the Surgical Infection Society’s 41st Annual Meeting in April 2022 noted that, based on data from a study of 5,335 patients in a surgical registry, the use of CellerateRX Surgical in patients undergoing elective surgery resulted in a 59% overall reduction in surgical wound complications. We believe that studies like these further support the use of CellerateRX Surgical as an effective wound management agent in spinal surgery.

Intellectual Property

Since the Rochal and Precision Healing acquisitions, our research and development activities have included internally developing additional proprietary products, services and technologies for the surgical and chronic wound and skin care markets and actively working with third-party research and development partners from which we license products. For our internally developed products, we seek patent protection for our inventions in order to protect and differentiate our products and technologies and establish a defense against third-party infringement claims. With the aim of optimizing commercial and regulatory success, our proprietary technology and innovative applications thereof are protected by product, system, process, and method-of-use patent claims. We believe that our granted patents and pending applications collectively protect our internally developed intellectual property, both in terms of our existing products, as well as our anticipated pipeline of new offerings.

In July 2021, we acquired certain assets from Rochal, including intellectual property. With respect to the assets we acquired from Rochal and products developed following the Rochal acquisition, our patent portfolio includes, among others, eight issued U.S. patents, including U.S. Patent No. 8,829,053 entitled “Biocidal Compositions and Methods of Using the Same” (expiring December 7, 2031) relating to BIAKŌS AWC, BIAKŌS AWG and BIASURGE Antimicrobial Surgical Wash, as well as over 100 issued patents in foreign jurisdictions.

Following our acquisition by merger of Precision Healing in April 2022, described in further detail below, our patent portfolio now also includes, among others, five pending U.S. patent applications as well as one pending international patent application.

In addition to the above patents, our pending patent applications and new filings are representative of our ongoing efforts to broaden our portfolio as we continue developing new products for the surgical and chronic wound and skin care markets. We intend to further grow our patent portfolio by continuing to patent new products as they are developed, to defend intellectual property as we believe necessary by actively pursuing any infringements, to pursue the commercial opportunities our patents provide for our innovations, and to continue to develop our brands and trademarks.

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Recent Acquisitions

In July 2021, we acquired certain assets from Rochal, including, among others, intellectual property, four FDA 510(k) clearances, rights to license certain products and technologies currently under development, equipment and supplies. As a result of the asset purchase, our pipeline now contains product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement and cell compatible substrates.

In April 2022, we closed a merger transaction with Precision Healing, pursuant to which Precision Healing became a wholly owned subsidiary of the Company. Precision Healing is developing a diagnostic imager and LFA for assessing a patient’s wound and skin conditions. This comprehensive wound and skin assessment technology is designed to quantify biochemical markers to determine the trajectory of a wound’s condition to enable better diagnosis and treatment protocol.

In July 2022, we entered into a membership interest purchase agreement with Scendia and the Seller pursuant to which we acquired 100% of the issued and outstanding membership interests in Scendia from the Seller. Scendia provides clinicians and surgeons with a full line of regenerative and orthobiologic technologies including (i) TEXAGEN, (ii) BiFORM, (iii) AMPLIFY and (iv) ALLOCYTE.

Recent Developments

Precision Healing Merger

As discussed above, in April 2022, we closed a merger transaction with Precision Healing pursuant to which Precision Healing became our wholly owned subsidiary. Pursuant to the merger agreement, among other things, we agreed to (i) pay the holders of Precision Healing common stock and preferred stock closing consideration consisting of 165,738 shares of our common stock, which was issued to accredited investors, and $125,966 in cash, which was paid to stockholders who were not accredited investors (ii) pay approximately $0.6 million of transaction expenses on behalf of the equity holders of Precision Healing, (iii) assume all outstanding options and warrants of Precision Healing and (iv) pay, subject to the achievement of certain performance thresholds, earnout consideration of up to $10.0 million which is payable in cash or, at our election, is payable to accredited investors in shares of our common stock.

Scendia Acquisition

As discussed above, in July 2022, we entered into a membership interest purchase agreement by and among the Company, Scendia and Seller pursuant to which we acquired 100% of the issued and outstanding membership interests in Scendia from the Seller. Scendia provides clinicians and surgeons with a full line of regenerative and orthobiologic technologies. Beginning in early 2022, the Company began co-promoting certain products with Scendia, including: (i) TEXAGEN, (ii) BiFORM, (iii) AMPLIFY and (iv) ALLOCYTE. Prior to the acquisition, Scendia owned 50% of the issued and outstanding membership interests in Sanara Biologics, LLC (“Sanara Biologics”), and the Company owned the remaining 50% of the membership interests. As a result of the acquisition, the Company indirectly acquired all the interests in Sanara Biologics, such that the Company now holds 100% of the issued and outstanding equity interests in Sanara Biologics.

Pursuant to the purchase agreement, the aggregate consideration at closing for the acquisition was $7.3 million, which consisted of (i) a $1.3 million cash payment, subject to certain adjustments, and (ii) 291,686 shares of our common stock, with an agreed upon value of $6.0 million. Pursuant to the purchase agreement, at closing, we withheld 94,798 shares of common stock with an agreed upon value of $1.95 million (the “Indemnity Holdback Shares”), which such Indemnity Holdback Shares shall be withheld, issued, and released to the Seller after closing as and to the extent provided in the purchase agreement to satisfy the Seller’s indemnification obligations, if any.

In addition to the cash and stock consideration, the purchase agreement provides that the Seller is entitled to receive two potential earnout payments, payable on an annual basis, not to exceed $10.0 million in the aggregate. The earnout consideration is payable to the Seller in cash or, at our election, in up to 486,145 shares of our common stock upon the achievement of certain performance thresholds relating to net revenue attributable to sales of Scendia products during the two-year period following the closing.

S-11

Sanara Pulsar

In May 2019, we organized Sanara Pulsar, LLC, a Texas limited liability company (“Sanara Pulsar”), which was owned 60% by our wholly owned subsidiary Cellerate, LLC (“Cellerate”), and 40% by Wound Care Solutions, Limited (“WCS”), an unaffiliated company registered in the United Kingdom. At the time of the formation of Sanara Pulsar, Sanara Pulsar and WCS entered into a supply agreement whereby Sanara Pulsar became the exclusive distributor in the United States of certain wound care products, including the Sanara Pulsar II AWI Wound Debridement System, that utilized intellectual property developed and owned by WCS (collectively, the “Pulsar Products”). When we formed Sanara Pulsar, we believed the Pulsar Products would provide clinicians with a novel debridement solution. We also believed the Pulsar Products would receive an expanded reimbursement code for use by all clinician types.

Ultimately, we did not receive an additional reimbursement code, which limited the adoption of the Pulsar Products. Sanara Pulsar, which had minimal sales since its inception, was dissolved effective December 2022. As a result, the Company recorded a noncash loss on disposal of investment in the fourth quarter of 2022.

Preliminary Summary Results for Fourth Quarter and Fiscal Year 2022

On February 22, 2023, we announced certain unaudited preliminary results for the fourth quarter and year ended December 31, 2022, as described below. Our estimated unaudited financial condition and results of operations as of and for the fourth quarter and year ended December 31, 2022 presented below are preliminary and are subject to change based upon the completion of our year-end closing procedures and further financial review. Our independent registered public accounting firm has not completed its procedures with respect to the preliminary financial information or its audit of our financial statements for the year ended December 31, 2022. Our actual results may differ from these estimates as a result of the completion of our year-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the year are finalized. Our financial statements for the fourth quarter and year ended December 31, 2022 will not be available when this offering commences, and consequently may not be available to you prior to investing in this offering.

For the fourth quarter and year ended December 31, 2022, our unaudited preliminary results are as follows:

●	Net revenue of approximately $15.3 million for the three months ended December 31, 2022, compared to net revenue of $7.0 million for the three months ended December 31, 2021, which would represent a 119% increase from the prior year period.

●	Net revenue of approximately $45.8 million for the year ended December 31, 2022, compared to net revenue of $24.1 million for the year ended December 31, 2021, representing a 90% increase from the prior year. The higher net revenues in 2022 were primarily due to increased sales of surgical products as a result of our increased market penetration and expanded product offering, our continuing strategy implementation of expanding our sales force and independent distribution network in both new and existing U.S. markets, as well as additional revenues from the Scendia acquisition.

●	Operating loss is expected to be between $2.0 million and $3.5 million for the three months ended December 31, 2022, compared to an operating loss of $3.4 million for the three months ended December 31, 2021.

●	Operating loss is expected to be between $11.0 million and $12.5 million for the year ended December 31, 2022, compared to operating loss of $7.4 million for the year ended December 31, 2021. The higher operating loss in 2022 was primarily due to higher expenses related to research and development, higher non-cash amortization expense related to intangible assets acquired as part of the Precision Healing and Scendia acquisitions and higher costs related to sales force expansion and operational support.

●	Cash and cash equivalents were approximately $9.0 million as of December 31, 2022.

In addition, as a result of the dissolution of Sanara Pulsar discussed above, we recorded a non-cash loss on disposal of investment in the fourth quarter of 2022 totaling approximately $1.0 million. The loss on disposal of investment will be included in “Other expense” in our Statement of Operations for the year ended December 31, 2022.

Corporate Information

We were incorporated in Texas on December 14, 2001. Our principal executive offices are located at 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102, telephone number (817) 529-2300. Our website address is www.sanaramedtech.com. Information accessed through our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

S-12

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75.0 million.

Common stock to be outstanding immediately after this offering	Up to 10,115,760 shares, assuming sales at a price of $41.39 per share, which was the closing price of our common stock on The Nasdaq Capital Market on February 23, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Cantor Fitzgerald. See “Plan of Distribution” on page S-23.

Use of proceeds	We currently intend to use the net proceeds we receive from this offering to fund potential acquisitions, further develop our products, services and technologies pipeline and clinical studies, expand our sales force and for general corporate purposes. See the section titled “Use of Proceeds” beginning on page S-21 of this prospectus supplement.

Dividend policy	We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy” beginning on page S-21 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-14 of this prospectus supplement and page 4 of the accompanying prospectus and the other information included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

The Nasdaq Capital Market Symbol	“SMTI”

The number of shares of common stock to be outstanding immediately after this offering is based on 8,303,729 outstanding shares of common stock as of September 30, 2022 and excludes:

●	155,691 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $10.36 per share as of September 30, 2022;

●	16,725 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.80 per share as of September 30, 2022; and

●	1,518,805 shares of common stock reserved for future issuance under the Sanara MedTech Inc. Restated 2014 Omnibus Long Term Incentive Plan (the “2014 Plan”) as of September 30, 2022.

S-13

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before deciding whether to invest in our common stock. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and the subsequent quarterly reports on Form 10-Q and other reports that we file with the SEC and that are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the following risks actually occur, our business, results of operations and financial condition could be materially adversely affected. In this case, the trading price of our common stock would likely decline, and you might lose part or all your investment in our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below titled “Cautionary Statement Regarding Forward-Looking Statements.”

Certain Risks Related to Our Products and Our Product Pipeline

Our revenue generated from the sale of Scendia products is heavily dependent on license agreements with certain manufacturers, and the termination of any of these license agreements could harm our business.

In July 2022, we entered into a membership interest purchase agreement with Scendia and the Seller, pursuant to which we acquired 100% of the issued and outstanding membership interests in Scendia from the Seller. Scendia provides clinicians and surgeons with a full line of regenerative and orthobiologic technologies including (i) TEXAGEN, (ii) BiFORM, (iii) AMPLIFY and (iv) ALLOCYTE. We rely on license agreements with certain manufacturers in order to sell Scendia products. These license agreements are nonexclusive and generally have a term between one and five years. The license agreements are subject to renewal; however, the manufacturers may determine not to renew the agreements or to terminate the contracts pursuant to their terms. We cannot be certain that these license agreements will continue to be available to us or will be available to us on reasonable terms. If any of these agreements are terminated, we may be unable to reacquire the necessary license on satisfactory terms or at all. The loss of, or inability to maintain, any of these license agreements could negatively impact our ability to sell Scendia products, which could have a material adverse effect on our business, financial condition and results of operations.

Interruptions in the supply of our products or inventory loss may adversely affect our business, financial condition and results of operations.

Our products are manufactured using technically complex processes requiring specialized facilities, highly specific raw materials and other production constraints. The complexity of these processes, as well as strict company and government standards for the manufacture and storage of our products, subjects us to production risks. In addition to ongoing production risks, process deviations or unanticipated effects of approved process changes may result in noncompliance with regulatory requirements including stability requirements or specifications. Most of our products must be stored and transported within a specified temperature range. For example, if environmental conditions deviate from that range, our products’ remaining shelf-lives could be impaired or their safety and efficacy could be adversely affected, making them unsuitable for use. These deviations may go undetected. Severe weather conditions and natural disasters may make compliance with these processes and maintenance of these standards more difficult, and climate change threatens more extreme weather events, which could increase our production risks. The occurrence of actual or suspected production and distribution problems can lead to lost inventories, and in some cases recalls, with consequential reputational damage and the risk of product liability. The investigation and remediation of any identified problems can cause production delays and result in substantial additional expenses. Any unforeseen failure in the storage of our products or loss in supply could result in a loss of our market share and negatively affect our revenues and operations.

In addition, Scendia operates a state-licensed and FDA registered tissue bank for the storage and distribution of allograft tissue-based products to hospitals, surgery centers and clinicians across the United States. We are currently experiencing, and may continue to experience, disruptions in the supply of tissues. Such disruptions in the supply of tissues are having, and may continue to have, a negative impact on our inventory of ALLOCYTE. Prolonged disruptions to the supply of our products or inventory could materially affect our business, financial condition and results of operations.

S-14

Risks Related to this Offering and Ownership of Our Common Stock

You may experience immediate and substantial dilution.

Because the price per share of common stock being offered may be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2022, was $9.2 million, or $1.10 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. Based on the assumed public offering price of $41.39 per share of common stock in this offering, which was the last reported sale price of our common stock on The Nasdaq Capital Market on February 23, 2023, and our historical net tangible book value per share as of September 30, 2022 described above, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $33.31 per share. See “Dilution” for a more detailed description of the dilution to new investors in this offering.

The issuance of shares upon the exercise of derivative securities or as earnout payments may cause immediate and substantial dilution to our existing shareholders.

As of September 30, 2022, we had approximately 172,416 shares of common stock that were issuable upon the exercise of vested outstanding stock options and warrants. The issuance of shares upon the exercise of these stock options and warrants may result in dilution to the equity interest and voting power of holders of our common stock.

In the future, we may also issue additional shares of common stock or other securities convertible into or exchangeable for shares of common stock. For instance, certain of the product license agreements we have entered into with third parties require us to make payments to such third parties upon the occurrence of certain events. Pursuant to these product license agreements, we may choose to make such payments in shares of our common stock. In addition, the Precision Healing merger agreement and the Scendia membership interest purchase agreement require us to pay up to an aggregate of $20.0 million upon the achievement of certain performance thresholds. In each case and subject to certain limitations, the earnout consideration is payable in cash or, at our election, in shares of our common stock.

The issuance of additional shares of our common stock may substantially dilute the ownership interests of our existing shareholders. Furthermore, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

S-15

It is possible that we will require additional capital to meet our financial obligations and support business growth, and this capital might not be available on acceptable terms or at all; new investors face possible future dilution.

We intend to continue to make significant investments to support our business growth and expect to require additional funds to respond to business challenges. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when and if we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

The trading price of the shares of our common stock is highly volatile, and purchasers of our common stock could incur substantial losses.

The market price of our common stock has been and is likely to continue to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

●	technological innovations or new products and services by us or by our competitors, including announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships or capital commitments;

●	additions or departures of key personnel;

●	changes in expectations as to our future financial performance;

●	sales of our common stock;

●	our ability to execute our business plan;

●	loss of any strategic relationship;

●	industry developments;

●	changes in financial estimates by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

●	general market conditions, including market volatility and inflation;

●	fluctuations in stock market prices and trading volumes of similar companies;

●	economic, political and other external factors;

●	period-to-period fluctuations in our financial results;

●	applicable regulatory developments in the United States and foreign countries, both generally or specific to us and our products; and

●	intellectual property, product liability or other litigation against us.

Although publicly traded securities are subject to price and volume fluctuations, it is likely that our common stock will experience these fluctuations to a greater degree than the securities of more established and better capitalized organizations.

Our common stock does not have a vigorous trading market, and you may not be able to sell your securities at or near ask prices, or at all.

Although there is a public market for our common stock, trading volume has been historically low, which could impact our stock price and your ability to sell shares of our common stock at or near ask prices, or at all. We can give no assurance that a more active and liquid public market for the shares of our common stock will develop in the future.

S-16

The potential sale of large amounts of common stock may have a negative effect upon the market value of our shares.

Sales of a significant number of shares of our common stock in the public market or the perception that these sales might occur could harm the market price of our common stock and make it more difficult for us to raise funds through future offerings of common stock. As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease the price of our common stock.

We have not paid, and we are unlikely to pay, cash dividends on our securities in the near future. Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We have not paid and do not currently intend to pay dividends on our common stock, which may limit the current return available on an investment in our stock. Future dividends on our stock, if any, will depend on our future earnings, capital requirements, financial condition and such other factors as our management may consider relevant. Currently, we intend to retain earnings, if any, to increase our net worth and reserves. Consequently, shareholders will only realize an economic gain on their investment in our common stock if the price appreciates. Shareholders should not purchase our common stock expecting to receive cash dividends. Because we currently do not pay dividends, and there may be limited trading in our common stock, shareholders may not have any manner to liquidate or receive any payment on their common stock. Therefore, our failure to pay dividends may cause shareholders to not see any return on their common stock even if we are successful in our business operations. In addition, because we do not pay dividends, we may have trouble raising additional funds, which could affect our ability to expand our business operations.

A few of our existing shareholders own a large percentage of our voting stock and have control over matters requiring shareholder approval and may delay or prevent a change in control or otherwise lead to actual or potential conflicts of interest.

As of September 30, 2022, our directors beneficially owned, including through their affiliates, 55.0% of our outstanding common stock. As a result, our directors and their affiliates could have the ability to exert substantial influence over all matters requiring approval by our shareholders, including (i) the election and removal of directors, (ii) any proposed merger, consolidation or sale of all or substantially all of our assets as well as other corporate transactions and (iii) any amendment to our Certificate of Formation, as amended (the “Certificate of Formation”). This concentration of control could be disadvantageous to other shareholders having different interests. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors sometimes perceive disadvantages in owning stock in companies with controlling shareholders.

In addition, our Certificate of Formation contains a provision which under the Texas Business Organizations Code (the “TBOC”) could allow the shareholders who own a majority of our common stock to approve certain major transactions without the approval of other shareholders that otherwise would be required under Texas corporation law.

Our Certificate of Formation includes provisions limiting the personal liability of our directors for breaches of fiduciary duties under Texas law.

Our Certificate of Formation contains a provision eliminating a director’s personal liability to the fullest extent permitted under Texas law. Pursuant to the TBOC, a corporation has the power to indemnify its directors and officers against judgments and certain expenses other than judgments that are actually and reasonably incurred in connection with a proceeding, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. However, no indemnification may be made in respect of any proceeding in which such individual is liable to the corporation or improperly received a personal benefit and is found liable for willful misconduct, breach of the duty of loyalty owed to the corporation, or an act or omission deemed not to be committed in good faith.

S-17

The principal effect of the limitation on liability provision is that a shareholder will be unable to prosecute an action for monetary damages against a director unless the shareholder can demonstrate a basis for liability for which indemnification is not available under the TBOC. This provision, however, should not limit or eliminate our rights or any shareholder’s rights to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. This provision will not alter a director’s liability under federal securities laws. The inclusion of this provision in our Certificate of Formation may discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our shareholders.

Texas law and our Certificate of Formation and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that shareholders may consider favorable.

Under our Certificate of Formation, our board of directors can authorize the issuance of preferred stock, which could diminish the rights of holders of our common stock and make a change of control of the Company more difficult even if it might benefit our shareholders. The board of directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. Accordingly, we may issue shares of preferred stock with a preference over our common stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of common stock. Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control, even if that change of control might benefit our shareholders.

In addition, provisions of our Certificate of Formation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. For example, our Certificate of Formation and bylaws (i) do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose), (ii) require that special meetings of the shareholders be called by the Chairman of the board of directors, the President or the board of directors, or by the holders of not less than ten percent (10%) of all the shares issued, outstanding and entitled to vote, (iii) permit our board of directors to alter, amend or repeal our bylaws or to adopt new bylaws, and (iv) enable our board of directors to increase the number of persons serving as directors and to fill vacancies created as a result of the increase by a majority vote of the directors present at a meeting of directors.

While we are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, which provides that a Texas corporation that qualifies as an “issuing public corporation” (as defined in the TBOC) may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder,” the restrictions in Title 2, Chapter 21, Subchapter M of the TBOC do not apply to us because we have elected, in the manner provided under the TBOC, not to be subject to such provisions.

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock.

Our shares of common stock are currently listed for trading on The Nasdaq Capital Market under the symbol “SMTI.” If we fail to satisfy the continued listing requirements of The Nasdaq Stock Market, LLC (“Nasdaq”), such as the corporate governance requirements, the shareholder’s equity requirement or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. Such a delisting or even notification of failure to comply with such requirements would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we expect that we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future noncompliance with Nasdaq’s listing requirements.

S-18

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “target,” “will” or “would” or the negative of these words, variations of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	shortfalls in forecasted revenue growth;

●	our ability to implement our comprehensive wound and skin care strategy through acquisitions and investments and our ability to realize the anticipated benefits of such acquisitions and investments;

●	our ability to meet our future capital requirements;

●	our ability to retain and recruit key personnel;

●	the intense competition in the markets in which we operate and our ability to compete within our markets;

●	the failure of our products to obtain market acceptance;

●	the effect of security breaches and other disruptions;

●	our ability to maintain effective internal controls over financial reporting;

●	our ability to develop and commercialize new products and products under development, including the manufacturing, distribution, marketing and sale of such products;

●	our ability to maintain and further grow clinical acceptance and adoption of our products;

●	the impact of competitors inventing products that are superior to ours;

●	disruptions of, or changes in, our distribution model, consumer base or the supply of our products;

●	our ability to manage product inventory in an effective and efficient manner;

●	the failure of third-party assessments to demonstrate desired outcomes in proposed endpoints;

●	our ability to successfully expand into wound and skin care virtual consult and other services;

●	our ability and the ability of our research and development partners to protect the proprietary rights to technologies used in certain of our products and the impact of any claim that we have infringed on intellectual property rights of others;

●	our dependence on technologies and products that we license from third parties;

●	the impact of the COVID-19 pandemic on our business, financial condition, and results of operations;

●	the effects of current and future laws, rules, regulations and reimbursement policies relating to the labeling, marketing and sale of our products and our planned expansion into wound and skin care virtual consult and other services and our ability to comply with the various laws, rules and regulations applicable to our business; and

●	the effect of defects, failures or quality issues associated with our products.

S-19

We caution that the foregoing list may not contain all of the risk factors that may impact the forward-looking statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made, or incorporated by reference, in this prospectus supplement and the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made, or incorporated by reference, in this prospectus supplement and the accompanying prospectus to reflect events or circumstances after the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that include “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement and the accompanying prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

S-20

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $75.0 million from time to time. Because there is no minimum offering amount required to be sold in connection with this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under, or fully utilize, the Sales Agreement with Cantor Fitzgerald as a source of financing.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds we receive from this offering to fund potential acquisitions, further develop our products, services and technologies pipeline and clinical studies, expand our sales force and for general corporate purposes. While we do not have definitive agreements or binding commitments for any specific acquisitions at this time, we are constantly seeking long-term strategic partnerships with a focus on products that improve outcomes at a lower overall cost. In particular, we are actively seeking to expand within our six focus areas of wound and skincare for the acute, post-acute, and surgical markets, including debridement, biofilm removal, hydrolyzed collagen, advanced biologics, negative pressure wound therapy adjunct products and the oxygen delivery system segment of the healthcare industry.

The expected use of the net proceeds from this offering and our existing cash and our cash equivalents and short-term investments represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received in connection with this offering or the actual amounts that we will spend on the uses set forth above. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

MARKET INFORMATION

Our common stock currently trades on The Nasdaq Capital Market under the symbol “SMTI.” On February 23, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $41.39 per share. As of February 23, 2023, we had 273 holders of record of our common stock. This does not reflect the number of persons or entities who held stock in nominee or street name through various brokerage firms.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, and other factors that our board of directors may deem relevant.

S-21

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. As of September 30, 2022, our historical net tangible book value was $9.2 million, or $1.10 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2022.

Our as adjusted net tangible book value as of September 30, 2022, which is our net tangible book value at that date, after giving effect to the sale of $75.0 million of our common stock in this offering by us at an assumed public offering price of $41.39 per share, which is the last reported sale price of our common stock on The Nasdaq Capital Market on February 23, 2023, and after deducting the estimated commissions and estimated offering expenses payable by us, would have been $81.7 million, or $8.08 per share. This amount represents an immediate increase in net tangible book value of approximately $6.98 per share to our existing shareholders and an immediate dilution of $33.31 per share to investors participating in this offering. Dilution per share to investors participating in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$41.39
Historical net tangible book value per share as of September 30, 2022	$1.10
Increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$6.98
As adjusted net tangible book value per share after giving effect to this offering		$8.08
Dilution per share to investors participating in this offering		$33.31

The table above assumes for illustrative purposes that an aggregate of 1,812,031 shares of our common stock are sold at a price of $41.39 per share, the last reported sales price of our common stock on The Nasdaq Capital Market on February 23, 2023, for aggregate gross proceeds of approximately $75.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on 8,303,729 outstanding shares of common stock as of September 30, 2022. This number excludes:

●	155,691 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $10.36 per share as of September 30, 2022;

●	16,725 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.80 per share as of September 30, 2022; and

●	1,518,805 shares of common stock reserved for future issuance under the 2014 Plan as of September 30, 2022.

To the extent that any outstanding options or warrants are exercised, new options, warrants or restricted stock units are issued under our stock-based compensation plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

S-22

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald. Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $75.0 million from time to time through Cantor Fitzgerald acting as sales agent. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its service in acting as agent in the sale of our common stock. Cantor Fitzgerald will be entitled to compensation at a commission rate of 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $75,000 and certain ongoing expenses. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $120,000.

Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald with respect to certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Cantor Fitzgerald, and Cantor Fitzgerald may distribute this prospectus supplement and the accompanying prospectus electronically.

S-23

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, is acting as counsel for the sales agent in connection with this offering.

EXPERTS

Our financial statements as of December 31, 2021 and for the year then ended incorporated by reference in this prospectus supplement have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as stated in its report, which is incorporated by reference in this prospectus supplement, and is incorporated by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. Our financial statements as of December 31, 2020 and for the year then ended incorporated by reference in this prospectus supplement have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference in this prospectus supplement, and is incorporated by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.sanaramedtech.com.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.sanaramedtech.com.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

S-24

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents and any future documents we file with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;

●	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022, that were deemed to be filed with the SEC;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022, for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022, and for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2022, March 28, 2022, April 4, 2022, April 8, 2022, April 29, 2022, June 10, 2022, July 5, 2022 (as amended on July 15, 2022) and December 6, 2022; and

●	the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K, filed with the SEC on March 31, 2022, including all amendments and reports filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement). Any such request should be addressed to us at 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102 (telephone: 817-529-2300).

You may also access the documents incorporated by reference in this prospectus through our website at www.sanaramedtech.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

S-25

Prospectus

Sanara MedTech Inc.

$150,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $150,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “SMTI.” On December 22, 2020, the last reported sale price of our common stock was $52.42 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such document incorporated by reference, prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any issuer free writing prospectus, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Sanara, Sanara MedTech, our logo and other trademarks or service marks appearing in this prospectus and the documents incorporated by reference herein are the property of Sanara MedTech, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus and the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names included in this prospectus and the documents incorporated by reference herein are without the ®, ™ or other applicable symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “continue,” “contemplates,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “target,” “will” or “would” or the negative of these words, variations of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	unanticipated changes in the markets for the Company’s business;

●	unanticipated downturns in business relationships with customers or their purchases from us;

●	the potential effects on our businesses from natural disasters;

●	the availability of credit to customers and suppliers;

●	competitive pressures on sales and pricing;

●	unanticipated changes in the cost of inventory and other operating costs;

●	the introduction of competing products;

●	unexpected technical or marketing difficulties;

●	unexpected claims, charges, litigation or dispute resolutions;

●	new laws and governmental regulations;

●	stock market and currency fluctuations;

●	war, civil or political unrest or terrorism;

●	the course of the COVID-19 pandemic and government responses thereto; and

●	unanticipated deterioration of economic and financial conditions in the United States and around the world.

We caution you that the foregoing list may not contain all of the risk factors that may impact the forward-looking statements made in this prospectus and the documents incorporated herein.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

iii

The forward-looking statements made, or incorporated by reference, in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made, or incorporated by reference, in this prospectus to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

iv

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.” In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Sanara MedTech” refer to Sanara MedTech Inc. and its subsidiaries.

Overview

We develop, market and distribute wound and skin care products to physicians, hospitals, clinics and post-acute care settings. Our products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara MedTech products include CellerateRX Surgical Activated Collagen Adjuvant (“CellerateRX”), HYCOL Hydrolyzed Collagen (“HYCOL”), BIAKŌS Antimicrobial Skin & Wound Cleanser (“BIAKŌS AWC”), BIAKŌS Antimicrobial Skin and Wound Irrigation Solution and BIAKŌS Antimicrobial Wound Gel.

CellerateRX products are primarily purchased by hospitals and ambulatory surgical centers for use by surgeons on surgical wounds. HYCOL products are used in skilled nursing facilities, wound care clinics and other medical facilities, and are intended for the management of full and partial thickness wounds including pressure ulcers, venous and arterial leg ulcers and diabetic foot ulcers. HYCOL is currently approved for reimbursement under Medicare Part B. We believe CellerateRX and HYCOL products are unique in composition, superior to other products in clinical performance, and demonstrate the ability to reduce costs associated with the standards of care for their intended uses.

BIAKŌS AWC is an FDA cleared, patented product that effectively disrupts extracellular polymeric substances to eradicate biofilm microbes. BIAKŌS AWC also provides mechanical removal of debris, dirt, foreign materials, and microorganisms from wounds including stage I-IV pressure ulcers, diabetic foot ulcers, post-surgical wounds, first and second-degree burns as well as grafted and donor sites. BIAKŌS AWC is effective in killing free-floating microbes, immature, and mature bacterial biofilms and fungal biofilms. In addition, safety studies demonstrated that BIAKŌS AWC is biocompatible and supports the wound healing process. Initial sales of BIAKŌS AWC occurred in July 2019. BIAKŌS AWC is also available in an irrigation bottle (BIAKŌS Antimicrobial Skin and Wound Irrigation Solution) that can be used in conjunction with negative pressure wound therapy installation and dwell (NPWTi-d) and other wound irrigation needs.

BIAKŌS Antimicrobial Wound Gel is an antimicrobial hydrogel wound dressing that can be used alone or in combination with BIAKŌS AWC. Based on laboratory studies, when used in conjunction, the products can work together to enhance effectiveness. The cleanser is applied initially to clean a wound and disrupts biofilm microbes (removing 99% in 10 minutes). The gel can then be applied and will remain in the wound for up to 72 hours helping to continue to disrupt biofilm microbes. When used in clinical settings, BIAKŌS Antimicrobial Wound Gel is indicated for the management of partial and full thickness wounds, such as diabetic foot ulcers, post-surgical wounds, pressure ulcers, first and second-degree burns, grafts and donor sites.

Corporate Information

We were incorporated in Texas on December 14, 2001. On March 15, 2019, we entered into a Share Exchange Agreement with CGI Cellerate RX, LLC, an affiliate of The Catalyst Group, Inc. (“Catalyst”), pursuant to which we acquired Catalyst’s 50% equity interest in Cellerate, LLC (“Cellerate”) in exchange for 1,136,815 shares of our newly created Series F Convertible Preferred Stock (the “Cellerate Acquisition”). Prior to the consummation of the Cellerate Acquisition, we and Catalyst each owned a 50% equity interest in Cellerate. The Cellerate Acquisition was accounted for as a reverse merger, and Cellerate was deemed to be the accounting acquirer. In May 2019, we changed our name to Sanara MedTech Inc.

1

Our principal executive offices are located at 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102, telephone number (817) 529-2300. Our website address is www.sanaramedtech.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Offerings Under This Prospectus

We may offer up to $150,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share. Our Certificate of Formation, as amended (the “Certificate of Formation”), does not provide for cumulative voting. All of our directors hold office for one-year terms until the election and qualification of their successors. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by shareholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

2

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

3

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q or in other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

4

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, hold the net proceeds as cash or apply the net proceeds to the reduction of short-term indebtedness.

5

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Formation, any certificates of designation for our preferred stock and our bylaws. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 22,000,000 shares of capital stock, 20,000,000 of which are designated as common stock, par value $0.001 per share, and 2,000,000 of which are designated as “blank check” preferred stock, par value $10.00 per share, none of which are currently designated as an outstanding series. On December 21, 2020, there were 6,293,968 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Except as otherwise provided by law, matters other than the election of directors require the affirmative vote of the holders of a majority of shares entitled to vote thereon. Holders of our common stock do not have any cumulative voting rights, which means that a plurality of the shares voted can elect all of the directors then standing for election. Holders of common stock vote together as a single class.

Dividend Rights

Subject to preferential dividend rights of any other class or series of stock, the holders of shares of common stock are entitled to receive dividends, including dividends of equity, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock. Our board of directors is not obligated to declare a dividend.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share equally, identically and ratably in all assets remaining, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Other Rights and Preferences

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Texas law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation, Plano, Texas.

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Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SMTI.”

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Texas law, to issue up to 2,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our shareholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

If we offer shares of preferred stock, we will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

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●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The transfer agent, registrar, and dividend disbursement agent, if any, for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

Texas Anti-Takeover Law and Provisions of our Certificate of Formation and Bylaws

A number of provisions of Texas law, our Certificate of Formation and our bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of our directors or management. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “TBOC”), which provides that a Texas corporation that qualifies as an “issuing public corporation” (as defined in the TBOC) may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” The restrictions in Title 2, Chapter 21, Subchapter M of the TBOC do not apply to corporations that have elected, in the manner provided under the TBOC, not to be subject to such provisions. Our Certificate of Formation affirmatively states that the Company elects not to be governed by such provisions, and neither our Certificate of Formation nor bylaws provide a similar restriction on business combinations.

However, provisions of our Certificate of Formation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, for example, our Certificate of Formation and bylaws:

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;

●	require that special meetings of the shareholders be called by the Chairman of the board of directors, the President or the board of directors, or by the holders of not less than ten percent (10%) of all the shares issued, outstanding and entitled to vote;

●	permit our board of directors to alter, amend or repeal our bylaws or to adopt new bylaws; and

●	enable our board of directors to increase the number of persons serving as directors and to fill vacancies created as a result of the increase by a majority vote of the directors present at a meeting of directors.

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Indemnification of Directors and Officers

Pursuant to the TBOC, a corporation has the power to indemnify its directors and officers against judgments and certain expenses other than judgments that are actually and reasonably incurred in connection with a proceeding, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination will be made, in the case of an individual who is a director or officer at the time of such determination:

●	by a majority of the disinterested and independent directors, even though less than a quorum;

●	by a majority vote of a committee of the directors if the committee is designated by a majority vote of the directors, who at the time of the vote are disinterested and independent, even though less than a quorum, and is composed solely of one or more directors who are disinterested and independent;

●	by special legal counsel selected by the directors, or selected by a committee of the directors as described in the preceding two subparts above;

●	by the owners or members of the corporation in a vote that excludes the ownership or membership interests held by each director who is not disinterested and independent; or

●	by a unanimous vote of the owners or members of the corporation.

No indemnification may be made in respect of any proceeding in which such individual is liable to the corporation or improperly received a personal benefit and is found liable for willful misconduct, breach of the duty of loyalty owned to the corporation, or an act or omission deemed not to be committed in good faith.

The TBOC requires indemnification of directors and officers for reasonable expenses relating to a wholly successful defense on the merits or otherwise in defense of a proceeding.

The TBOC permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers, contingent upon, among other things, such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Our Certificate of Formation and bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by Texas Law.

Limitation of Personal Liability of Directors

Our Certificate of Formation provides that our directors will not be personally liable to us or any of our shareholders for monetary damages for an act or omission in the director’s capacity as a director to the fullest extent permitted by Texas law.

The TBOC provides that a corporation’s certificate of formation may include a provision limiting the personal liability of a director to the corporation or its shareholders for monetary damages for an act or omission as a director. However, no such provision can eliminate or limit the liability of a director for:

●	any breach of the director’s duty of loyalty to the corporation or its shareholders;

●	acts or omissions not in good faith or that constitute a breach of a duty owed to the corporation or involve intentional misconduct or a knowing violation of the law;

●	violation of certain provisions of the Texas Law; or

●	any transaction from which the director received an improper benefit.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	any warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which any warrant agreement and warrants may be modified;

●	the identities of any warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the Company or any warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

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Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Our financial statements as of December 31, 2019 and 2018 and for the years then ended incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.sanaramedtech.com.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.sanaramedtech.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 26, 2020;

●	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 25, 2020, that were deemed to be filed with the SEC;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 12, 2020, for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020, and for the quarter ended September 30, 2020, filed with the SEC on November 13, 2020;

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●	our Current Reports on Form 8-K filed on February 13, 2020, April 29, 2020, May 8, 2020, May 21, 2020, July 14, 2020 (as amended on October 14, 2020), October 16, 2020 and December 23, 2020; and

●	the description of our securities contained in our registration statement on Form 8-A, filed with the SEC on October 29, 2020, including all amendments and reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements subsequently filed after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102 (telephone: 817-529-2300).

You may also access the documents incorporated by reference in this prospectus through our website at www.sanaramedtech.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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Up to $75,000,000

Common Stock

Sanara MedTech Inc.

PROSPECTUS SUPPLEMENT

February 24, 2023